Exhibit 32(a)
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned officers of Lamar Advertising Company (“Lamar”) and Lamar Media Corp. (“Media”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Annual Report on Form 10-K of Lamar and Media for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.

Dated: February 27, 2008	By:	/s/ Kevin P. Reilly, Jr.

Kevin P. Reilly, Jr.
Chief Executive Officer, Lamar Advertising Company
Chief Executive Officer, Lamar Media Corp.

Dated: February 27, 2008	By:	/s/ Keith A. Istre

Keith A. Istre
Chief Financial Officer, Lamar Advertising Company
Chief Financial Officer, Lamar Media Corp.